UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 1, 2012	000-52641
Date of Report (Date of earliest event reported)	Commission File Number

INFRASTRUCTURE MATERIALS CORP.
(Exact name of registrant as specified in its charter)

Delaware	98-0492752
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification Number)
organization)

1135 Terminal Way, Suite 207B
Reno, NV 89502 USA
(Address of Principal Executive Offices) (Zip Code)

775-322-4448
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02           Departure of Certain Directors or Offices; Appointment of Principal Officer

On October 2, 2012, Infrastructure Materials Corp. (the “Company”) announced that Todd D. Montgomery had tendered his resignation as Chief Executive Officer of the Company, effective as of October 1, 2012. Mr. Montgomery will remain an active member of the Company’s Board of Directors. Also on October 1, 2012, Mason Douglas, President of the Company and a member of its Board of Directors, was appointed as successor Chief Executive Officer.

The information regarding Mr. Douglas required under Item 401 (b), (d), and (e) of Regulation S-K (“Regulation S-K”) promulgated under the Securities Act of 1933, as amended is included under “Directors, Executive Officers and Corporate Governance” on pages 52-55 of the Company’s Annual Report on Form 10-K for the year ended June 30, 2012 (the “2012 10-K”) and is herein incorporated by reference. The information regarding Mr. Douglas required under Item 404(a) of Regulation S-K is included under “Certain Relationships and Related Transactions, and Director Independence” on page 61 of the 2012 10-K and is herein incorporated by reference.

In connection with Mr. Douglas’ appointment as Chief Executive Officer, the Company amended its consulting agreement with 1408943 Alberta Ltd., an Alberta corporation that is controlled by Mr. Douglas. Pursuant to such amendment the amount payable to 1408943 Alberta Inc. was increased by $2,500 per month.

Item 9.01           Financial Statements and Exhibits

(a)           Financial Statements of Business Acquired.

Not applicable.

(b)           Pro Forma Financial Information.

Not applicable.

(c)           Shell Company Transaction.

Not applicable.

(d)           Exhibits.

99.1	Press Release dated October 2, 2012 entitled, “Infrastructure Materials Corp. Appoints New CEO”

99.2	Resignation of Todd D Montgomery dated as of October 1, 2012

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFRASTRUCTURE MATERIALS CORP.

October 2, 2012		/s/ Anne Macko
	Name:	Anne Macko
	Title:	Secretary